                                                                 Exhibit 10.1





                         AGREEMENT AND PLAN OF MERGER

                                 By and Between

                           R&B COMMUNICATIONS, INC.,

                            R&B COMBINATION COMPANY

                                      and

                           CFW COMMUNICATIONS COMPANY



                                 June 16, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  THE MERGER                                                         2
     Section 1.1.  The Merger                                                 2
                   ----------
     Section 1.2.  Effective Time                                             2
                   --------------
     Section 1.3.  Effects of the Merger                                      2
                   ---------------------
     Section 1.4.  Articles of Incorporation and Bylaws                       3
                   ------------------------------------

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
     CORPORATIONS; EXCHANGE OF CERTIFICATES                                   3
     Section 2.1.  Effect on Capital Stock                                    3
                   -----------------------
               (a)  Cancellation of Company and CFW Owned Stock               3
               (b)  Conversion of Company Shares                              3
               (c)  Payment of Merger Consideration                           4
               (d)  No Fractional CFW Shares                                  4
               (e)  Combination Company Stock                                 4
               (f)  Dissenting Shares                                         4
     Section 2.2.  Exchange of Certificates                                   4
                   ------------------------
               (a)  Exchange Procedure                                        4
               (b)  Distributions with Respect to Unexchanged Company Shares  5
               (c)  No Further Ownership Rights in Company Shares             5
               (d)  No Liability                                              6
     Section 2.3.  Escrow                                                     6
                   ------
     Section 2.4.  Anti-Dilution Provisions                                   7
                   ------------------------

ARTICLE III  REPRESENTATIONS AND WARRANTIES                                   7
     Section 3.1.  Representations and Warranties of the Company              7
                   ---------------------------------------------
               (a)  Organization; Standing and Power                          7
               (b)  Subsidiaries; Other Investments                           8
               (c)  Capital Structure                                         8
               (d)  Authority; Non-Contravention                              9
               (e)  Material Contracts                                       10
               (f)  Financial Statements                                     11
               (g)  Information Supplied                                     11
               (h)  Absence of Certain Changes or Events                     12
               (i)  State Takeover Statutes; Anti-Takeover Provisions        12
               (j)  Brokers                                                  12
               (k)  Litigation                                               13
               (l)  Taxes                                                    13

               (m)  Compliance with Laws                                     15
               (n)  Intellectual Property                                    15
               (o)  No Default                                               16
               (p)  Opinion of Company Financial Advisors                    16
               (q)  Transactions With Affiliates                             16
               (r)  Licenses                                                 17
               (s)  Employee Benefit Matters                                 17
               (t)  Labor Matters                                            20
               (u)  Environmental Matters                                    20
               (v)  Title to and Conditions of Properties                    22
               (w)  Undisclosed Liabilities                                  22
               (x)  Insurance                                                22
               (y)  Full Disclosure                                          23
               (z)  No Actual Knowledge of Breach                            23
     Section 3.2.  Representations and Warranties of CFW                     23
                   -------------------------------------
               (a)  Organization; Standing and Power                         23
               (b)  Capital Structure                                        23
               (c)  Authority; Non-Contravention                             24
               (d)  SEC Documents                                            24
               (e)  Information Supplied                                     25
               (f)  Brokers                                                  25
               (g)  Opinion of CFW Financial Advisor                         25
               (h)  No Actual Knowledge of Breach                            25

ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS                        26
     Section 4.1.  Conduct of Business of the Company                        26
                   ----------------------------------

ARTICLE V  ADDITIONAL AGREEMENTS                                             28
     Section 5.1.  Registration Statement; Joint Proxy Statement             28
                   ---------------------------------------------
     Section 5.2.  Shareholders' Approvals                                   29
                   -----------------------
     Section 5.3.  Access to Information                                     30
                   ---------------------
     Section 5.4.  Reasonable Efforts; Notification                          31
                   --------------------------------
     Section 5.5.  Fees and Expenses                                         32
                   -----------------
     Section 5.6.  Public Announcements                                      32
                   --------------------
     Section 5.7.  Agreement to Defend                                       33
                   -------------------
     Section 5.8.  Plan of Reorganization                                    33
                   ----------------------
     Section 5.9.  Amendment of Company Disclosure Schedule                  33
                   ----------------------------------------
     Section 5.10.  Other Actions                                            33
                    -------------

ARTICLE VI  CONDITIONS PRECEDENT                                             34
     Section 6.1.  Conditions to Each Party's Obligation to Effect the
                   Merger                                                    34
                   ---------------------------------------------------
               (a)  Shareholder Approval                                     34
               (b)  Nasdaq                                                   34
               (c)  HSR Act; Other Approvals                                 34
               (d)  No Injunctions or Restraints                             34

               (e)  Registration Statement Effectiveness                     34
               (f)  Blue Sky Filings                                         35
     Section 6.2.  Conditions of CFW                                         35
                   -----------------
               (a)  Compliance                                               35
               (b)  Certifications and Opinion                               35
               (c)  Representations and Warranties True                      36
               (d)  Company Affiliate Letters                                36
               (e)  Dissenting Shares                                        36
               (f)  Tax Opinion                                              37
               (g)  Consents; Related Matters                                37
               (h)  No Litigation                                            37
               (i)  Company Operations                                       37
               (j)  Company Salary Continuation Plan Agreements              37
               (k)  Transfer Restrictions                                    37
     Section 6.3.  Conditions of the Company                                 38
                   -------------------------
               (a)  Compliance                                               38
               (b)  Certifications and Opinion                               38
               (c)  Representations and Warranties True                      39
               (d)  Tax Opinion                                              39
               (e)  No Litigation                                            40
               (f)  Employment and Stock Option Agreements                   40

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER                               40
     Section 7.1.  Termination                                               40
                   -----------
     Section 7.2.  Effect of Termination                                     41
                   ---------------------
     Section 7.3.  Amendment                                                 41
                   ---------
     Section 7.4.  Extension; Waiver                                         42
                   -----------------
     Section 7.5.  Procedure for Termination, Amendment, Extension or Waiver 42
                   ---------------------------------------------------------

ARTICLE VIII  SPECIAL PROVISIONS AS TO CERTAIN MATTERS                       42
     Section 8.1.  No Solicitation                                           42
                   ---------------
     Section 8.2.  CFW Board                                                 44
                   ---------
     Section 8.3.  Expense Reimbursements                                    44
                   ----------------------
     Section 8.4.  Employee Benefits                                         44
                   -----------------
     Section 8.5.  Reserved Company Shares                                   45
                   -----------------------

ARTICLE IX  INDEMNIFICATION                                                  45
     Section 9.1.  Indemnification of CFW and the Surviving Corporation      45
                   ----------------------------------------------------
     Section 9.2.  Notice and Control of Litigation                          45
                   --------------------------------
     Section 9.3.  Notice of Claim                                           46
                   ---------------
     Section 9.4.  Limitation of Liability                                   46
                   -----------------------
     Section 9.5.  Shareholders' Representative                              46
                   ----------------------------
     Section 9.6.  Survival of Representations and Warranties                47
                   ------------------------------------------
     Section 9.7.  Exclusive Remedy                                          47
                   ----------------

ARTICLE X  GENERAL PROVISIONS                                                48
     Section 10.1.  Notices                                                  48
                    -------
     Section 10.2.  Definitions                                              49
                    -----------
     Section 10.3.  Interpretation                                           50
                    --------------
     Section 10.4.  Counterparts                                             50
                    ------------
     Section 10.5.  Entire Agreement; No Third-Party Beneficiaries           50
                    ----------------------------------------------
     Section 10.6.  Governing Law                                            50
                    -------------
     Section 10.7.  Assignment                                               50
                    ----------
     Section 10.8.  Enforcement of the Agreement                             50
                    ----------------------------
     Section 10.9.  Severability                                             51
                    ------------


List of Exhibits

Exhibit A  Articles of Incorporation of the Surviving Corporation
Exhibit B  Bylaws of the Surviving Corporation
Exhibit C  Escrow Agreement
Exhibit D  Company Actions Since December 31, 1999
Exhibit E  Amendment to Salary Continuation Plan Agreement
Exhibit F  Company Shareholders subject to Transfer Restrictions
Exhibit G  Company Employee Arrangements

                             INDEX OF DEFINED TERMS
                             ----------------------

Defined Term                            Page No.
--------------------------------------  --------
Abandoned Shares......................         3
Affiliates............................        35
Agreement.............................         1
Articles of Merger....................         2
Basket Amount.........................        45
Certificates..........................         4
CFW...................................         1
CFW Common Stock......................         1
CFW Indemnification Claims............        45
CFW Indemnification Notice............        44
CFW Indemnified Parties...............        44
CFW Preferred Stock...................        23
CFW SEC Documents.....................        24
CFW Shareholder Approval..............        23
CFW Shareholders Meeting..............         2
Closing...............................         2
Closing Date..........................         2
Code..................................         1
Combination Company...................         1
Company...............................         1
Company Affiliates....................        16
Company Beneficiary...................        17
Company Benefit Plans.................        12
Company Budget........................        25
Company Common Stock..................         8
Company Designees.....................        43
Company Disclosure Schedule...........         7
Company ERISA Affiliate...............        18
Company Financial Advisor.............        12
Company Financial Statements..........        11
Company Intellectual Property Rights..        15
Company Permits.......................        15
Company Share.........................         1
Company Shareholder Approval..........         8
Company Shareholders Meeting..........         2
Confidentiality Agreement.............        30
Contracts.............................        10
Dissenting Shares.....................         4
DOL...................................        17
Effective Time of the Merger..........         2
Environmental Laws....................        20

ERISA.................................        17
Escrow Losses.........................        44
Escrow Shares.........................         5
Exchange Act..........................        11
Exchange Ratio........................         3
FCC...................................         9
GAAP..................................        11
Governmental Entity...................         9
HSR Act...............................         9
HSR Documents.........................        31
Indemnification Claims................        45
IRS...................................        17
Joint Proxy Statement.................         9
knowledge.............................        48
Licenses..............................        16
Liens.................................         8
Material Adverse Change...............        48
Material Adverse Effect...............        48
Material Contracts....................        10
Merger................................         1
Merger Consideration..................         3
PCBs..................................        21
Person................................        49
Registration Statement................        28
Regulated Materials...................        20
Release...............................        20
Representatives.......................        41
Restricted Period.....................        41
Salary Agreement......................        37
SCC...................................         2
Securities Act........................        11
Shareholders Meetings.................        29
Shareholders' Representative..........         1
subsidiary............................        49
Superior Proposal.....................        42
Surviving Corporation.................         2
Takeover Proposal.....................        42
Tax...................................        14
Tax Return............................        15
Taxes.................................        14
Termination Fee.......................        43
Third Party Claim.....................        44
Voting Agreements.....................         1
VSCA..................................         1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 16, 2000 (the "Agreement"),
                                                                   ---------
by and among R&B COMMUNICATIONS, INC., a Virginia corporation (the "Company"),
                                                                    -------
R&B COMBINATION COMPANY, a Virginia corporation and a wholly-owned subsidiary of CFW (the "Combination Company"), and CFW COMMUNICATIONS COMPANY, a Virginia
          -------------------
corporation ("CFW") and JOHN F. KILBY, in his capacity as representative of the
              ---
shareholders of the Company for the limited purposes described herein (the

"Shareholders' Representative"').
-----------------------------

     WHEREAS, the respective Boards of Directors of CFW, the Combination Company and the Company have approved the merger of the Combination Company with and into the Company (the "Merger"), upon the terms and subject to the conditions of
                       ------
this Agreement and Plan of Merger (this "Agreement"), whereby each issued and
                                         ---------
outstanding share of the Company's common stock, $10.00 par value (a "Company
                                                                      -------
Share"), not owned by the Company, CFW or any wholly owned subsidiary of the
-----
Company or CFW will be converted into shares of CFW's common stock, without par value ("CFW Common Stock") as provided herein;
        ----------------

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                ----

     WHEREAS, CFW, Combination Company and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, the directors and certain shareholders of the Company have each entered into a voting agreement with CFW pursuant to which such directors and shareholders have agreed to vote the Company Shares owned by them in favor of the Merger (collectively, the "Voting Agreements");
                               -----------------

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I


                                   THE MERGER

     Section 1.1.  The Merger.
                   -----------
     Upon the terms and subject to the conditions hereof and in accordance with the Virginia Stock Corporation Act (the "VSCA"), the Combination Company shall
                                         ----
be merged with and into the Company at the Effective Time of the Merger (as hereinafter defined). Following the Merger, the separate corporate existence of the Combination Company shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and
                            ---------------------
assume all the rights and obligations of the Company and Combination Company in accordance with the VSCA.

      Section 1.2. Effective Time.
                   --------------

     As soon as practicable following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the
                                                           ----------
Surviving Corporation shall file the articles of merger required by the VSCA with respect to the Merger and other appropriate documents (the "Articles of
                                                                 -----------
Merger") executed in accordance with the relevant provisions of the VSCA.  The
------
Merger shall become effective at such time as the Articles of Merger are duly filed with the State Corporation Commission of Virginia ("SCC"), or at such
                                                          ---
other time as CFW and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective
                                                                     ---------
Time of the Merger").  The closing of the Merger (the "Closing") shall take
------------------                                     -------
place at such place as the parties agree on the later to occur of the date of the meeting of (i) the Company's shareholders to approve the Merger (the

"Company Shareholders Meeting") and (ii) CFW's shareholders to approve the
-----------------------------
Merger (the "CFW Shareholders Meeting"), or, if any of the conditions set forth
             ------------------------
in Article VI have not been satisfied, then as soon as practicable thereafter,
   ----------
or on such other date as CFW and the Company shall agree (the "Closing Date").
                                                               ------------

       Section 1.3.  Effects of the Merger.
                     ---------------------

     The Merger shall have the effects set forth in the VSCA. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and the Combination Company, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and the Combination Company, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Combination Company or otherwise to take any and all such action.

       Section 1.4.  Articles of Incorporation and Bylaws.
                     ------------------------------------

     (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended and restated as of the Effective Time of the Merger to read as set forth in Exhibit A
                                                         ---------
hereto, and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended and restated as of the Effective Time of the Merger to read as set forth in Exhibit B hereto, and, as so amended,
                                           ---------
shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                                    ARTICLE II


                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.1.  Effect on Capital Stock.
                   ------------------------

     As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any Company Shares or capital stock of the Combination Company:

     (a)  Cancellation of Company and CFW Owned Stock.  All Company Shares that
          -------------------------------------------
are owned by the Company, any wholly owned subsidiary of the Company, CFW or any wholly owned subsidiary of CFW, shall be canceled and no consideration shall be delivered in exchange therefor.

     (b)  Conversion of Company Shares. Subject to Sections 2.1(a) and
          ----------------------------             ---------------
2.1(d), each issued and outstanding Company Share shall be converted into the
------
right to receive, upon the surrender of the certificate formerly representing such Company Shares the consideration specified in Section 2.1(c) (the "Merger
                                                   --------------       ------
Consideration"), provided that no more than 3,716,400 shares of CFW Common Stock
-------------
will be exchanged for the Company Shares pursuant to this Article II (For the
                                                          ----------
purposes of this Agreement, "outstanding" Company Shares shall include shares of Roanoke & Botetourt Telephone Company converted into Company Shares in 1981 that are evidenced by certificates that have not been surrendered by the holders thereof, which are hereinafter sometimes referred to as "Abandoned Shares").
                                                         ----------------

     (c)  Payment of Merger Consideration.  The Merger Consideration shall be
          -------------------------------
payable as of the Effective Date with respect to each Company Share outstanding immediately prior to the Effective Time and shall be the number of shares of CFW Common Stock (the "Exchange Ratio") equal to (i) 3,716,400 divided by (ii) the
                   --------------
number of Company Shares issued and outstanding immediately prior to the Effective Time.

     (d)  No Fractional CFW Shares. No fractional shares of CFW Common Stock
          ------------------------
shall be issued in the Merger. All fractional shares of CFW Common Stock that a holder of Company Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of CFW Common Stock results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price per share of a share of CFW Common Stock on the Nasdaq National Market on the first trading day immediately preceding the Effective Time of the Merger by the fraction of a share of CFW Common Stock to which such holder would otherwise have been entitled. No such cash in lieu of fractional shares of CFW Common Stock shall be paid to any holder of fractional CFW Common Stock until that holder's Certificates (as defined in Section 2.2(a)) are surrendered and
                                     --------------
exchanged in accordance with Section 2.2(a).
                             --------------

     (e)  Combination Company Stock.  Each share of common stock, no par value,
          -------------------------
of the Combination Company issued and outstanding immediately prior to the Effective Time of the Merger will be converted into one share of common stock, no par value, of the Surviving Corporation, and the stock of the Surviving Corporation issued on that conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     (f)  Dissenting Shares.  Notwithstanding any provision contained in this
          -----------------
Agreement to the contrary, Company Shares outstanding immediately prior to the Effective Time of the Merger and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the VSCA ("Dissenting Shares") shall not be
                                          -----------------
converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If, after the Effective Time of the Merger, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time of the Merger into a right to receive the Merger Consideration payable in respect of such shares pursuant to Section 2.1(b).
                        ----------------

    Section 2.2.  Exchange of Certificates.
                  ------------------------

     (a)  Exchange Procedure.  On or before the Effective Time of the Merger,
          ------------------
CFW shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Company Shares (the "Certificates"), other than the Company, CFW and any wholly
                     ------------
owned subsidiary of the Company or CFW, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to CFW and shall be in a form and have such other provisions as CFW may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the CFW Common Stock and any cash in lieu of a fractional share of CFW Common Stock. Subject to Section 2.3, upon
                                                            -----------
surrender of a Certificate to CFW or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by CFW, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of whole shares of CFW Common Stock into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section
                                                                      -------
2.1(c), and (ii) any cash payable in lieu of a fractional share of CFW Common
------
Stock, and the Certificate so surrendered shall forthwith be canceled. If the shares of CFW Common Stock are to be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of CFW and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each
                                                              -----------

Certificate shall be deemed as of the Effective Time of the Merger to represent only the right to receive, upon surrender of such Certificate in accordance with this Section 2.2((a)), the Merger Consideration.
     ----------------

     (b)  Distributions with Respect to Unexchanged Company Shares. No dividends
          --------------------------------------------------------
or other distributions declared or made after the Effective Time of the Merger with respect to the CFW Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the CFW Common Stock represented thereby, and no cash payment (including any cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to Section 2.1(d) until the
                                                     --------------
holder of record of such Certificate shall surrender such Certificate in accordance with Section 2.2(a). Subject to the effect of applicable laws,
                --------------
following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the CFW Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CFW Common Stock to which such holder is entitled pursuant to Section 2.1(d) and the amount of dividends or
                               --------------
other distributions with a record date after the Effective Time of the Merger theretofore declared with respect to each whole share of CFW Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to each whole share of CFW Common Stock.

     (c) No Further Ownership Rights in Company Shares. All shares of CFW Common
         ---------------------------------------------
Stock issued upon the surrender of Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent
     ----------
contemplated by this Section 2.2, shall be deemed to have been exchanged and
                     -----------
paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
                                                    ----------

     (d)  No Liability.  Neither CFW nor the Company nor any of their
          ------------
subsidiaries shall be liable to any holder of Company Shares or CFW Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash (including any cash in lieu of fractional shares of CFW Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.  Escrow.
                 ------

     371,640 shares of the Merger Consideration payable pursuant to Section
                                                                    -------
2.1(c) (the "Escrow Shares") shall be deposited on the Effective Date with
------       -------------
Michael B. Moneymaker, as escrow agent, pursuant to an escrow agreement to be entered into in the form attached hereto on Exhibit D (the "Escrow Agreement").
                                            ---------
Escrow Shares shall be released to CFW from time to time to satisfy Escrow Losses for which CFW is entitled to indemnification or reimbursement in accordance with Article IX hereof. The aggregate number of Escrow Shares released to CFW shall be equal to the lesser of (X) the quotient of (i) Escrow Losses (as defined in Section 9.1) theretofore suffered or incurred by CFW or
                      -----------
its affiliates divided by (ii) the average closing sale price per share of CFW
               ----------
Common Stock on the Nasdaq National Market for the 20 trading days prior to each date Escrow Shares are released from escrow to CFW or (Y) the total number of Escrow Shares. The Escrow Agreement shall contain such additional terms and conditions regarding the administration of the escrow and delivery of Escrow Shares as the Company and CFW consider necessary or desirable and upon which they shall reasonably agree and that are consistent with the treatment of the Merger as a reorganization under Section 368(a) of the Code. Each beneficial holder of the Escrow Shares shall be entitled to receive dividends and to exercise voting rights with respect to the whole number of Escrow Shares held by the Escrow Agent for the holder's account.

     Unless CFW earlier instructs the Escrow Agent to terminate the escrow and release the Escrow Shares, (i) one-half of the Escrow Shares, less that number released to CFW in accordance with the preceding paragraph, shall be distributed to the beneficial holders thereof on the second anniversary of the Closing Date; and (ii) the escrow shall terminate and the Escrow Shares remaining in escrow shall be distributed to the beneficial holders three years after the filing of the federal income tax return for the last period covering the Company's operations prior to the Effective Time or April 15, 2004, whichever first occurs. Notwithstanding the foregoing, if at the time Escrow Shares are to be released and distributed to the beneficial holders thereof any claim has then been made that could result in Escrow Losses or CFW asserts the reasonable prospect that it could incur Escrow Losses, supported by written notice describing with reasonable specificity the facts giving rise to such assertion, there shall be withheld from the distribution that number of Escrow Shares necessary to cover any Escrow Losses resulting from such pending claims or prospective Escrow Losses. Such Escrow Shares shall either be (i) released to CFW or (ii) distributed to the beneficial holders thereof as determined upon final resolution of such claims.

     CFW will issue, or cause to be issued, to the Escrow Agent instructions to release or retain Escrow Shares only in the event, and only in an amount and to the extent, that CFW determines, in good faith, that it is entitled to or may be entitled to indemnification or reimbursement under Article IX hereof. Should
                                                   ----------
such instructions be issued by CFW and thereafter CFW, acting in good faith, determines that it is not entitled to such indemnification or reimbursement, then CFW shall promptly and appropriately modify such instructions by written notice to the Escrow Agent and the Shareholders' Representative.

     No fractional shares shall be distributed from the escrow. In lieu of receiving a fractional share, CFW will redeem the fractional share and pay the beneficial holder thereof cash calculated in accordance with Section 2.1(d) of the Merger Agreement (determined as if the distribution date were the Effective Time of the Merger).

     Section 2.4.  Anti-Dilution Provisions.
                   ------------------------

     In the event CFW changes the number of shares of CFW Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding CFW Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE III


                         REPRESENTATIONS AND WARRANTIES

      Section 3.1.  Representations and Warranties of the Company.
                    ---------------------------------------------

     The Company represents and warrants to, and agrees with, CFW and Combination Company as follows, subject to any matters disclosed in the Disclosure Schedule of the Company provided to CFW on the date hereof (the "Company Disclosure Schedule") and except as expressly contemplated by this
----------------------------
Agreement:

     (a)  Organization; Standing and Power.  The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (b)  Subsidiaries; Other Investments.  Except as set forth in
          -------------------------------
Section 3.1(b) of the Company Disclosure Schedule, the Company does not own,
--------------
directly or indirectly, any capital stock or other ownership interest in any Person. Section 3.1(b) of the Company Disclosure Schedule contains a complete
        --------------
and accurate list of the Company's direct and indirect subsidiaries. The Company's subsidiaries are all corporations and are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. The Company's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as set forth in
Section 3.1(b) of the Company Disclosure Schedule, all the outstanding shares
--------------
of capital stock of the Company's subsidiaries are owned by the Company or its subsidiaries and have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person other than those that have been waived or otherwise cured or satisfied. Except as may be set forth in Section 3.1(e) of the Company Disclosure Schedule, all such
             --------------
stock and ownership interests are owned of record and beneficially by the Company or by a direct or indirect wholly owned subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims, rights of third parties and other encumbrances of any kind or nature ("Liens").
                                                             -----

     (c) Capital Structure. The authorized capital stock of the Company consists
         -----------------
of 100,000 shares of common stock, $10.00 par value ("Company Common Stock"), of
                                                      --------------------
which 61,663 shares of Company Common Stock are issued and outstanding, including the Abandoned Shares. No other shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding, except on September 14, 1981, the Company reserved for issuance in connection with the merger of its subsidiary into Roanoke & Botetourt Telephone Company 436 shares more than were required for the merger transaction. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. All of such issued and outstanding shares of capital stock of the Company were offered and sold in compliance with all applicable state and Federal securities laws, rules and regulations. Except with respect to the Abandoned Shares, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for the Voting Agreements, there are not as of the date hereof and there will not be at the Effective Time of the Merger any registration rights agreements, shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company. There are no restrictions on the Company with respect to voting the stock of any of its subsidiaries.

          (d)  Authority; Non-Contravention.  The Board of Directors of the
               ----------------------------
Company has approved the Merger and this Agreement and declared the Merger and this Agreement to be in the best interests of the Company. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger and this Agreement by the holders of more than two-thirds of the outstanding Company Shares as of the record date for the Company Shareholders Meeting ("Company Shareholder Approval"), to consummate the
                               ----------------------------
transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Shareholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien, upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Articles of Incorporation or the Company or any provision of the comparable organizational documents of its subsidiaries, (ii) subject to receipt of regulatory and other third-party consents (which the Company has no reason to believe will not be readily available), any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity") or other Person, is required by or with
                -------------------
respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the approval of the SCC with respect to the change in control of the Company, (ii) the approval of the Federal Communications Commission ("FCC") with respect to the
                                                    ---
change in control of the Company, (iii) the filing by the Company of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration or
                                           -------
termination of the waiting period thereunder, (iv) the filing with the SEC of
(A) a joint proxy statement relating to the Company Shareholder Approval and the CFW Shareholder Approval (as defined in Section 3.2(c)) (such proxy statement
                                        --------------
as amended or supplemented from time to time, the "Joint Proxy Statement") and
                                                   ---------------------
(B) the Registration Statement (as defined in Section 5.1(a)), (v) Company
                                              --------------
Shareholder Approval and (vi) the filing of the Articles of Merger with and approval by the SCC with respect to the Merger as provided in the VSCA and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

     (e) Material Contracts. Section 3.1(e) of the Company Disclosure Schedule
         ------------------  ------------
lists all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments ("Contracts") that are of a type described below
                                  ---------
(collectively, the "Material Contracts" ):
                    ------------------

     (i) Any Contract with a customer of the Company or with any entity that purchases goods or services from the Company for consideration paid to the Company of $100,000 or more in any fiscal year;

     (ii) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $100,000;

     (iii) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $100,000, other than standard inventory purchase orders executed in the ordinary course of business;

     (iv) any Contract relating to the borrowing of money or guaranty of indebtedness;

     (v)  any collective bargaining or other arrangement with any labor union;

     (vi) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company's capital stock or assets;

     (vii) any Contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person;

     (viii)  any joint venture or partnership Contract;

     (ix) Any Contracts requiring future payments of $100,000; and

     (x) any written employment Contract, severance agreement or other similar binding agreement or policy with any employee.

     The Company has made available to CFW a true and complete copy of each written Material Contract (and a written description of each oral Material Contract), including all amendments or other modifications thereto. Except as set forth on Section 3.1(e) of the Company Disclosure Schedule, each Material
             --------------
Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). Except as set forth on Section 3.1(e) of the Company Disclosure
                                 --------------
Schedule, the Company is in substantial compliance with all obligations required to be performed by it under the Material Contracts, and the Company is not in breach or default thereunder in any material respect.

     (f)  Financial Statements.  The Company has delivered to CFW copies of the
          --------------------
audited consolidated statements of financial condition, results of operations and cash flows of the Company as of and for the periods ended December 31, 1999, December 31, 1998 and December 31, 1997 and the unaudited consolidated statements of financial condition, results of operations and cash flows of the Company as of and for the periods ended March 31, 2000 and March 31, 1999 (the

"Company Financial Statements"), which Company Financial Statement for the
-----------------------------
period ended March 31, 2000 have been reviewed by McGladrey & Pullen, LLP in accordance with SAS-71. Except as disclosed in the notes to the Company Financial Statements or Section 3.1(f) of the Company Disclosure Schedule, the
                        --------------
Company Financial Statements taken as a whole present fairly in accordance with generally accepted accounting principles ("GAAP"), in all material respects, the
                                           ----
consolidated financial condition, results of operations and cash flows of the Company, as of the dates, and for the periods indicated.

     (g)  Information Supplied.  None of the information supplied or to be
          --------------------
supplied by the Company for inclusion in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of
                              --------------
a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to the Company's and CFW's shareholders and at the time of the Company Shareholders Meeting and CFW's Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, as it relates to the Company Shareholders Meeting, will comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and
                                       ------------
regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by CFW for inclusion or incorporation by reference therein.

     (h)  Absence of Certain Changes or Events.  Except as disclosed in Section
          ------------------------------------                          -------
3.1(h) of the Company Disclosure Schedule, since December 31, 1999, the
------
Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) as of the date hereof, any Material Adverse Change with respect to the Company; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock; (iii) (A) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements described in Section 3.1(e) to the Disclosure Schedule, (B) any
                        --------------
granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements listed in Section 3.1(e) to the
                                                          --------------
Company Disclosure Schedule, true copies of which have been provided to CFW, or
(C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer; (iv) any amendment of any material term of any outstanding equity security of the Company or any subsidiary; (v) any repurchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any subsidiary, except as contemplated by any "Company Benefit Plans" (as defined in
                                           ---------------------
Section  3.1(s)(i)); (vi) any material damage, destruction or other property
-------------------
loss, whether or not covered by insurance; or (vii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     (i)  State Takeover Statutes; Anti-Takeover Provisions.  The provisions of
          -------------------------------------------------
Article 14 and Article 14.1 of the VSCA do not apply to the Company. The Company has taken all actions with respect to any anti-takeover provisions of the Company's Bylaws or Articles of Incorporation necessary to enter into and consummate the Merger on the terms set forth in this Agreement.

     (j)  Brokers.  Except for BB&T Capital Markets, a division of Scott &
          -------
Stringfellow, Inc. (the "Company Financial Advisor"), whose fees are to be paid
                         -------------------------
by the Company, no broker, investment banker or other Person is entitled to receive from the Company or any of its subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker. The engagement letter dated April 10, 2000, between the Company and the Company Financial Advisor provided to CFW prior to the date of this Agreement constitutes the entire understanding of the Company and the Company Financial Advisor with respect to the matters referred to therein, and has not been amended or modified, nor will it be amended or modified prior to the Effective Time of the Merger.

     (k)  Litigation.  Except as disclosed in Section 3.1(k) of the Company
          ----------                          ----------------
Disclosure Schedule, there is no claim, suit, action, proceeding or investigation ("Litigation") pending or, to the Company's knowledge, threatened
                ----------
against or affecting the Company or any of its subsidiaries or that could prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

     (l)  Taxes.
          -----

          (i)  Except as set forth on Section 3.1(l) of the Company Disclosure
                                      -------------
     Schedule:
               (A) the Company and its subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent: such affiliated group files a consolidated federal income Tax Return; and neither the Company, any of its subsidiaries, any of its former subsidiaries, nor any entity to whose liabilities the Company or any of its subsidiaries or any of its former subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group;

               (B) each of the Company, its subsidiaries and its former subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

               (C) each of the Company, its subsidiaries and its former subsidiaries has paid all Taxes due and payable by it;

               (D) there are no unpaid Taxes due and payable by the Company, its subsidiaries or its former subsidiaries or by any other person that are or could become a lien on any asset of the Company, or otherwise materially adversely affect the business, properties or financial condition, of the Company, any of its subsidiaries or any of its former subsidiaries;

               (E) each of the Company, its subsidiaries and its former subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements;

               (F) each of the Company, its subsidiaries and its former subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

               (G) the Company Financial Statements fully and properly reflect, as of their dates, the liabilities of the Company and its subsidiaries and (insofar as the Company or any of its subsidiaries may be liable therefor) the former subsidiaries for all Taxes for all periods ending on or before such dates, and the books and records of the Company and its subsidiaries fully and properly reflect all liabilities for Taxes for all periods after March 31, 2000;

               (H) none of the Company or its subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of Tax, no unpaid Tax deficiency has been asserted against or with respect to any of the Company or its subsidiaries or (insofar as the Company or any of its subsidiaries may be liable therefor) the former subsidiaries by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of the Company or any of its subsidiaries or (insofar as the Company or any of its subsidiaries may be liable therefor) any of the former subsidiaries;

               (I) none of the Company or its subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to
          Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

               (J) none of the Company or its subsidiaries is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state law;

               (K) other than the Salary Agreements referred to in Section
                                                                   -------
          6.2(j) and any agreements entered into in connection with this
          -----
          Agreement, none of the Company or its subsidiaries is a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code;

               (L) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which the Company is the common parent or any subgroup thereof;

               (M) neither the Company, any of its subsidiaries nor any of its former subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies;

               (N) none of the Company or its subsidiaries is, or has been at any time within the last five years, a "United States real property holding corporation" for purposes of Section 897 of the Code.

     (ii) The Company has made available to CFW all information relating to all Tax elections, consents and agreements made by or affecting any of the Company and its subsidiaries that will be in effect after the Closing Date (prior to the Closing Date, the Company shall amend Section 3.1(l) of the Company
                                             --------------
Disclosure Schedule to contain such Tax information as CFW identifies with specificity and in writing that it wishes to be disclosed), all material types of Taxes paid and Tax Returns filed by or on behalf of the Company and its subsidiaries, and all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of the Company, any of its subsidiaries or any of its former subsidiaries.

     (iii)  As used herein, "Tax" or "Taxes" shall mean all taxes of any kind,
                             ---      -----
including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax
                                                                           ---
Return" shall mean any return, report, statement or information required to be
------
filed with any Governmental Entity with respect to Taxes.

     (m)  Compliance with Laws. The Company and its subsidiaries hold all
          --------------------
permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities (the "Company Permits") that are required for the
                                ---------------
conduct of its business as presently conducted. The Company and its subsidiaries are in compliance with the terms of the Company Permits. Except as set forth on
Section 3.1(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has violated or failed to comply with, nor has it received any written notice of any alleged material violation of or material failure to comply with, any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective businesses, assets or operations.

     (n)  Intellectual Property.
          ---------------------

          (i)  Set forth on Section 3.1(n)(i) of the Company Disclosure
                            -----------------
     Schedule is a true and complete list of the intellectual property of the Company. The Company owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor as set forth on Section 3.1(n)(i) of the Company Disclosure
                              -----------------
     Schedule (the "Company Intellectual Property Rights").
                    -------------------------------------

          (ii) Except as set forth on Section 3.1(n)(ii) of the Company
                                      ------------------
     Disclosure Schedule, the Company has not received communications alleging (and, to the knowledge of the Company, is not aware of any facts that could reasonably be expected to lead to an allegation) that the Company does not have valid title to the Company Intellectual Property Rights.

          (iii)  Except as set forth in Section 3.1(n)(iii) of the Company
                                        -------------------
Disclosure Schedule, the conduct of the business of the Company as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

          (iv) The Company has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where the Company has elected to rely on patent or copyright protection in lieu of trade secret protection.

     (o)  No Default.  Neither the Company nor any of its subsidiaries is in
          ----------
default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of (i) in the case of the Company and its subsidiaries, their respective charter and bylaws, (ii) except as disclosed in the Company Disclosure Schedule, any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries.

     (p)  Opinion of Company Financial Advisors.  The Company has received an
          -------------------------------------
opinion from the Company Financial Advisor to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of the Company Shares from a financial point of view.

     (q)  Transactions With Affiliates.  Except as set forth in Section 3.1(q)
          ----------------------------                          --------------
of the Company Disclosure Schedule, or as contemplated by this Agreement, since December 31, 1999, the Company has not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any shareholder of the Company, (iii) any Person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the foregoing persons (collectively, "Company Affiliates"). Except as
                                             ------------------
set forth in Section 3.1(q) of the Company Disclosure Schedule, (a) the
             --------------
Company's Material Contracts do not include any obligation or commitment between the Company and any Company Affiliate, (b) the assets of the Company do not include any receivable or other obligation or commitment from a Company Affiliate to the Company and (c) the liabilities reflected on the Company Financial Statements do not include any obligation or commitment to any Company Affiliate.

     (r)  Licenses.  All licenses issued by the FCC and any applicable state
          --------
agencies (the "Licenses") required for the operation of the business of the
               --------
Company are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would adversely affect the operations of the Company. All fees due and payable to governmental authorities pursuant to the rules governing the Licenses have been paid and no event has occurred with respect to the Licenses held by the Company which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. The Company is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any Governmental Entity, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority.

     (s)  Employee Benefit Matters.
          ------------------------

          (i)  Benefit Plans.  Section 3.1(s) of the Company Disclosure Schedule
               -------------   -------------
     contains a true and complete list of (A) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                   -----
     including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (B) all other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its subsidiaries (collectively, a "Company Beneficiary"), or with respect to which the
                       -------------------
     Company or any of its subsidiaries may have any liability ("Company Benefit
                                                                 ---------------
     Plans").
     -----

          (ii) Disclosure of Documents.  With respect to each Company Benefit
               -----------------------
     Plan, the Company has heretofore made available to CFW, as applicable, complete and correct copies of each of the following documents which the Company has prepared or has been required to prepare:

               (A) the Company Benefit Plans and any amendments thereto (or if a Company Benefit Plan is not a written agreement, a description thereof);

               (B) the three most recent annual Form 5500 reports filed with the Internal Revenue Service (the "IRS");
                                             ---

               (C) the most recent statement filed with the Department of Labor (the "DOL") pursuant to 29 U.S.C. (S) 2520.104-23;
                ---

               (D) the three most recent annual Form 990 and 1041 reports filed with the IRS;

               (E)  the three most recent actuarial reports;

               (F) the three most recent reports prepared in accordance with Statement of Financial Accounting Standards No.106;

               (G) the most recent summary plan description and summaries of material modifications thereto;

               (H) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Company Benefit Plan;

               (I)  the most recent financial statement;

               (J)  the most recent determination letter received from the IRS;
          and

               (K) any agreement pursuant to which the Company or any subsidiaries is obligated to indemnify any person.

          (iii) Contributions and Payments. All contributions and other payments
                --------------------------
required to have been made by the Company or any entity (whether or not incorporated) that is treated as a single employer with the Company under
Section 414 of the Code (a "Company ERISA Affiliate") with respect to any
-----------                 -----------------------
Company Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of the Company Financial Statements have been reflected therein.

          (iv) Qualification; Compliance. The terms of all Company Benefit Plans
               -------------------------
     that are intended to be "qualified" within the meaning of Section 401(a) of
                                                               --------------
     the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. Except as disclosed in Section 3.1(s) of the Company
                                            --------------
     Disclosure Schedule, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code. Except as disclosed in
     Section 3.1(s)
     --------------
     of the Company Disclosure Schedule, with respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law.
     To the knowledge of the Company, except as set forth in Section 3.1(s) of
                                                             --------------
     the Company Disclosure Schedule, no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding.

          (v)  Liabilities.  With respect to each Company Benefit Plan, to the
               -----------
     knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on the Company.
     No claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened, by or against and Company Benefit Plan or the Company or any of its subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on the Company.

          (vi) Retiree Welfare Plans. Except as disclosed in Section 3.1(s) of
               ---------------------                         --------------
     the Company Disclosure Schedule, no Company Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides
                                          ------------
     benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local law that specifically mandates continued health coverage).

          (vii) Payments Resulting from Merger. The consummation or announcement
                ------------------------------
     of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from the Company or any of its subsidiaries to any Company Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable.

          (viii)  Defined Benefit Pension Plans. Neither the Company nor any
                  -----------------------------
     entity that was at any time during the six-year period ending on the date of this Agreement a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

     (t)  Labor Matters.    With respect to employees of the Company:
          -------------

          (i) The Company is and has been since January 1, 1995 in substantial compliance with all applicable laws governing employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, and the Company has not engaged in any unfair labor practice.

          (ii) There is no unfair labor practice charge, litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Company, proposed or threatened against the Company relating to employment, employment practices, terms and conditions of employment or wages and hours.

          (iii) The Company has no collective bargaining relationship or duty to bargain with any labor union or organization, and the Company has not recognized any labor union or organization as the collective bargaining representative of any of its employees relating to the businesses of the Company.

          (iv) The Company and its subsidiaries have obtained all material licenses, permits and other authorizations and have taken all actions required by applicable law or government regulations in connection with their business as now conducted.

     (u)  Environmental Matters.
          ---------------------

          (i)  When used in this Section 3.1(u):
                                 --------------

               (A)  "Environmental Laws" shall mean any and all federal, state
                     ------------------
     or local laws, rules, orders, regulations, statutes, common law, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning any Regulated Materials or environmental protection or human health as affected by Regulated Materials as in effect as of the Effective Time of the Merger or at any time in the past;

               (B)  "Regulated Materials" shall mean any hazardous material,
                     -------------------
     hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, petroleum, crude oil or fractions thereof, petroleum products, waste or used oil, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law; and

               (C)  "Release" shall have the same meaning as provided in the
                     -------
     Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (S) 101(22), 42 U.S.C. (S) 9601(22).

          (ii) Except as set forth in Section 3.1(u) of the Company Disclosure
                                      -------------
     Schedule, the Company is now in compliance in all material respects with all Environmental Laws, and has been in compliance with Environmental Laws.

          (iii) Except as set forth in Section 3.1(u) of the Company
     Disclosure Schedule, (A) the Company has not received any formal complaint or notice from any Governmental Entity or any other person alleging any past or present violation of any Environmental Law in connection with the operation of its business that is currently unresolved, (B) as of the date hereof, there is no investigative proceeding against the Company by any governmental authority in connection with the past or present operation of its business, and (C) there are no claims under the Environmental Laws involving the Company.

          (iv) Except as set forth in Section 3.1(u) of the Company Disclosure
                                      --------------
     Schedule, the Company has not been subject to any administrative or judicial enforcement action pursuant to any Environmental Law either now or at any time during the past three years in connection with its business or the Company.

          (v)  Except as set forth in Section 3.1(u) of the Company Disclosure
                                      --------------
     Schedule, the Company is not subject to any remedial obligation or other response action under a currently issued and applicable administrative order, decree, or agreement pursuant to any Environmental Law.

          (vi) Except as set forth in Section 3.1(u) of the Company Disclosure
                                      --------------
     Schedule, (A) no real property currently or formerly owned, leased, operated or used by the Company (including real property used for off-site disposal of any Regulated Material) is listed, and (B) to the Company's knowledge, there exist no circumstances that could result in any such property being listed, on any federal list of Superfund or National Priorities List sites or similar governmental lists regarding waste sites at which there has been a Release or threatened Release of Regulated Materials.

          (vii)  Except as set forth in Section 3.1(u) of the Company
                                        --------------
     Disclosure Schedule, there are no (A) underground storage tanks (as defined under the Resource Conservation and Recovery Act or any equivalent Environmental Law), or (B) to the Company's knowledge, capacitors, transformers or other equipment or fixtures containing polychlorinated biphenyls ("PCBs") (other than light fixtures which contain PCBs), located in, at, under or on the real property owned or leased by the Company.

          (viii)  Except as set forth in Section 3.1(u) of the Company
                                         --------------
     Disclosure Schedule, to the Company's knowledge, there are no facts, actions, activities, circumstances, conditions, occurrences, events or incidents, including any Release, threatened Release, generation, treatment, storage, transportation, or the presence of Regulated Materials, that are likely to (A) result in any environmental liability, or (B) prevent or interfere with the operation of the Company's business as it is currently being conducted, in compliance with all applicable Environmental Laws.

     (v)  Title to and Conditions of Properties.
          -------------------------------------

          (i) Each of the Company and its subsidiaries has good title to, or valid leasehold interests in, all its properties and assets owned by it, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business an except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth on Section 3.1(v) of the Company
                                                 --------------
     Disclosure Schedule, all such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

          (ii) Each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (iii)  Except as set forth on Section 3.1(v) of the Company
                                        --------------
     Disclosure Schedule, to the knowledge of the Company, the buildings and premises of the Company and each of its subsidiaries that are used in its business are in reasonably good operating condition and in a state of reasonably good maintenance and repair, normal wear and tear excepted, and are reasonably adequate and suitable for the purpose for which they are currently being used, have access to adequate utility services necessary for the conduct of the business. All items of operating equipment of the Company and its subsidiaries are in reasonably good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

     (w) Undisclosed Liabilities. Except as set forth in Section 3.1(w) of the
         -----------------------                         --------------
Company Disclosure Schedule, at the date of the most recent Company Financial Statements, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (x)  Insurance.  Section 3.1(x) of the Company Disclosure Schedule
          ---------   --------------
accurately lists all insurance policies maintained by the Company. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its subsidiaries, and the transactions contemplated hereby will not materially adversely affect such coverage.

     (y)  Full Disclosure.  No representation or warranty made by the Company
          ---------------
contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by the Company to CFW in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading. Any information fairly disclosed in any section of this Agreement or the Company Disclosure Schedule shall constitute disclosure for purposes of all other sections thereof.

     (z) No Actual Knowledge of Breach. The Company has no actual knowledge that
         -----------------------------
CFW is in breach of any of its representations, warranties and agreements set forth in Section 3.2 hereof. In any dispute or action relating to this Agreement, the burden of proof with respect to this provision shall lie with CFW.

     Section 3.2.  Representations and Warranties of CFW.
                   -------------------------------------

     CFW represents and warrants to, and agrees with, the Company as follows, except as expressly contemplated by this Agreement:

     (a)  Organization; Standing and Power. CFW is a corporation duly organized,
          --------------------------------
validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. CFW is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have a Material Adverse Effect on CFW and its subsidiaries, taken as a whole.

     (b)  Capital Structure.  The authorized capital stock of CFW consists of
          -----------------
20,000,000 shares of CFW Common Stock, without par value, and 1,000,000 shares of preferred stock, without par value ("CFW Preferred Stock"). As of the date
                                        -------------------
hereof, 13,109,703 shares of CFW Common Stock were issued and outstanding, and no shares of CFW Preferred Stock were issued and outstanding. All outstanding shares of capital stock of CFW are validly issued, fully paid and nonassessable and not subject to preemptive rights. The shares of CFW Common Stock to be issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and non-assessable and not subject to preemptive rights. Such shares of CFW Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and will, when issued, be approved for trading on the Nasdaq National Market.

     (c)  Authority; Non-Contravention.  The Board of Directors of CFW has
          ----------------------------
approved the Merger and this Agreement. CFW has the requisite corporate power and authority to enter into this Agreement and to, subject to approval of the listing of the shares of CFW Common Stock to be issued pursuant to this Agreement on the Nasdaq National Market, approval of an increase in the authorized shares of CFW Common Stock to [75,000,000] and an increase by two of the number of directors on CFW's Board of Directors by a majority of votes cast on such matters at the CFW Shareholders Meeting (the "CFW Shareholder
                                                      ---------------
Approval"), consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CFW and the consummation by CFW of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CFW, subject to CFW Shareholder Approval. This Agreement has been duly and validly executed and delivered by CFW and constitutes a valid and binding obligation of CFW, enforceable against CFW in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to CFW or any of its subsidiaries in connection with the execution and delivery of this Agreement by CFW or the consummation by CFW of the transactions contemplated hereby, except for (i) the approval of the SCC with respect to the change in control of the Company, (ii) the approval of the FCC with respect to the change in control of the Company,
(iii) the filing by CFW of a pre-merger notification and report form under the HSR Act and the expiration or termination of the waiting period thereunder, (iv) the filing with the SEC of (A) the Joint Proxy Statement, (B) the Registration Statement (as defined in Section 5.1(a)), and (C) such reports under Section
                         ---------------
13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) CFW Shareholder Approval and (vi) the filing of the Articles of Merger with and approval by the SCC with respect to the Merger as provided in the VSCA and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on CFW and its subsidiaries, taken as a whole.

     (d)  SEC Documents.  CFW has filed all required reports, schedules, forms,
          -------------
statements and other documents with the SEC since December 31, 1999 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "CFW
                                                                          ---
SEC Documents").  As of their respective dates, the CFW SEC Documents complied
-------------
in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CFW SEC Documents, and none of the CFW SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of CFW included in the CFW SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of CFW and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). Except as set forth in the CFW SEC Documents, since the date of filing of such financial statements there has been no Material Adverse Change with respect to CFW and its subsidiaries taken as a whole.

     (e)  Information Supplied.  None of the information supplied or to be
          --------------------
supplied by CFW for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to the Company's and CFW's shareholders and at the time of the Company Shareholders Meeting and CFW Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, as it relates to the CFW Shareholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by CFW with respect to statements made therein based on information supplied by the Company for inclusion therein.

     (f)  Brokers.  Other than Banc of America Securities LLC, no broker,
          -------
investment banker or other Person is entitled to receive from CFW or any of its subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker.

     (g)  Opinion of CFW Financial Advisor. CFW has received an opinion from its
          --------------------------------
financial advisor to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to CFW from a financial point of view.

     (h)  No Actual Knowledge of Breach.  CFW has no actual knowledge that the
          -----------------------------
Company is in breach of any of its representations, warranties and agreements set forth in Section 3.1 hereof. In any dispute or action relating to this Agreement, the burden of proof with respect to this provision shall lie with the Company.

                                    ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1.  Conduct of Business of the Company.
                   ----------------------------------

     During the period from the date of this Agreement to the Effective Time of the Merger (unless CFW shall otherwise consent in writing and except as otherwise expressly contemplated or permitted by this Agreement as set forth in Exhibit "D" hereto, or as set forth in the Company's 2000 Capital and Operating
-----------
Budget (the "Company Budget") as submitted in writing to CFW prior to the date
             --------------
hereof), the Company will, and will cause its subsidiaries to, to the extent permitted by this Agreement, operate their businesses in good faith with the goal of preserving intact their assets and current business organizations, keeping available the services of their current officers and employees, maintaining their Material Contracts and preserving their relationships with customers, suppliers, creditors, brokers, agents and others having business dealings with them. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement as set forth in Exhibit "D" hereto, or as disclosed in the Company Budget, or as agreed to in
-----------
writing by CFW, the Company agrees as to itself and its subsidiaries that:

          (i)  Issuance and Redemption of Securities.  The Company and its
               -------------------------------------
     subsidiaries shall not issue, sell or grant any shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof.

          (ii) Dividends.  The Company shall not, nor shall it permit any of its
               ---------
     subsidiaries to (A) split, combine, subdivide or reclassify any shares of its capital stock or (B) declare, set aside for payment or pay any dividend, or make any other distribution in respect of, any of its capital stock, or redeem or repurchase any of its capital stock or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or any of the Company's subsidiaries, except for (x) dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company and (y) repurchases of unvested shares in connection with the termination of a relationship with any employee, consultant or director pursuant to stock option or purchase agreements in effect on the date hereof or approved by CFW.

          (iii)  Restructuring. The Company and its subsidiaries shall not adopt
                 -------------
     a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any subsidiary.

          (iv) Governing Documents.  The Company and its subsidiaries shall not
               -------------------
     adopt any amendments to their articles or certificates, as the case may be, of incorporation or their bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any such subsidiary.

          (v) Indebtedness. The Company and its subsidiaries shall not incur any
              ------------
     additional indebtedness for money borrowed or guarantee any such indebtedness of another Person (other than the Company or any other subsidiary of the Company), enter into any "keep well" or other agreement to maintain any financial condition of another Person (other than the Company or any subsidiary of the Company) or enter into any arrangement having the economic effect of any of the foregoing in each case, other than
     (A) in connection with the financing of ordinary course trade payables in the ordinary course of business, (B) pursuant to existing credit facilities in the ordinary course of business or (C) the guarantee by the Company of any indebtedness of any subsidiary of the Company.

          (vi) No Acquisitions.  The Company and its subsidiaries shall not
               ---------------
     acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (B) any assets that, individually or in the aggregate, are material to the Company and its subsidiaries except (without limitation of paragraph (viii) below but subject to paragraph (ix) below), in the ordinary course of business consistent with past practice.

          (vii)  No Dispositions.  Except in the ordinary course of business,
                 ---------------
     the Company and its subsidiaries shall not sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Company or any of its subsidiaries that, individually or in the aggregate, are material to the Company.

          (viii)  Capital Expenditures.  The Company and its subsidiaries shall
                  --------------------
     not make or agree to make any capital expenditures.

          (ix) Contracts. Except in the ordinary course of business, the Company
               ---------
     and its subsidiaries shall not (A) enter into any Material Contract, or (B) modify, amend or transfer in any material respect or terminate any Material Contract to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder.

          (x) Employee Matters. The Company and its subsidiaries shall not adopt
              ----------------
     or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of the Company or any of its subsidiaries, or, except as provided in an existing Company Benefit Plan, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement.

          (xi) Accounting Policies and Procedures.  The Company and its
               ----------------------------------
     subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP.

          (xii)  Liens.  The Company shall not, and shall not permit any of its
                 -----
     subsidiaries to, create, incur or assume any material Lien on any of their material assets.

          (xiii)  Claims.  The Company and its subsidiaries shall not settle any
                  ------
     material Litigation or waive, assign or release any material rights or claims except in either case (A) in the ordinary course of business and (B) for any such settlement which (x) would not impose either material restrictions on the conduct of the business of the Company or any of its subsidiaries or (y) for Litigation items settled for money, involve in the aggregate in excess of $100,000.00 in cost to the Company or any of its subsidiaries. The Company and its subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business or in accordance with their terms.

          (xiv)  Taxes.  The Company and its subsidiaries shall not make any Tax
                 -----
     election or settle or compromise any material Tax liability, except in respect of ongoing matters or in the ordinary course of business.

          (xv) No Agreements.  The Company and its subsidiaries shall not
               -------------
     authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any contract to do any of the foregoing.

          (xvi)  Insurance.  The Company shall, and shall cause its subsidiaries
                 ---------
     to, use commercially reasonable efforts to maintain in full force and effect all self-insurance or insurance, as the case may be, currently in effect.

                                    ARTICLE V


                             ADDITIONAL AGREEMENTS

      Section 5.1.  Registration Statement; Joint Proxy Statement.
                    ---------------------------------------------

     (a) As promptly as practicable after the execution of this Agreement, (i) CFW and the Company shall prepare and CFW shall file with the SEC a Joint Proxy Statement, and (ii) CFW shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the
"Registration Statement") in which the Joint Proxy Statement shall be
 -----------------------
included as a prospectus in connection with the registration under the Securities Act of the shares of CFW Common Stock to be issued to the shareholders of the Company pursuant to the Merger. CFW and the Company shall each use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, CFW shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of CFW Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as CFW may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of CFW and the Company shall mail the Joint Proxy Statement to its respective shareholders.

     (b) (i) The Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company (except for Ira D. Layman, who is not expected to attend the meeting) to the shareholders of the Company in favor of approval and adoption of the Merger.

         (ii) The Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of CFW to the shareholders of CFW in favor of approval and adoption of and approval of the issuance of the shares of CFW Common Stock in the Merger.

     (c) Except as may be required by law, no amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by CFW or the Company without the approval of the other party, which will not be unreasonably withheld or delayed. CFW and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the CFW Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon or requests for additional information by the SEC.

     (d) CFW shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of CFW Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such CFW Common Stock, subject to official notice of issuance, and the Company shall cooperate with CFW with respect to such listing.

     Section 5.2.  Shareholders' Approvals.
                   -----------------------

     (a) The Company, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the VSCA, any other applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective the Company Shareholders Meeting for the purpose of obtaining the Company Shareholder Approval.

     (b) CFW, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the VSCA, any other applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective the CFW Shareholders Meeting (together with any Company Shareholders Meeting, the "Shareholders Meetings") for the
                                            ---------------------
purpose of obtaining the CFW Shareholder Approval.

     (c) CFW and the Company shall use their reasonable best efforts to solicit from their respective shareholders proxies in favor of such approvals, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the VSCA or the Nasdaq National Market, as applicable, to obtain such approvals, in accordance with the provisions of this Agreement.

     Section 5.3.  Access to Information.
                   ---------------------

     Upon reasonable notice, the Company and CFW shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time of the Merger, to all of its properties, books, contracts, commitments and records, and during such period, each of the Company and CFW shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Exchange Act or the Securities Act (including all comment letters from the staff of the SEC) and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that notwithstanding the foregoing provisions of this Section 5.3 or any other provision of this Agreement, neither
                   -----------
the Company nor CFW shall be required to provide to the other party any information that is subject to a confidentiality agreement and that relates primarily to a party other than the Company, CFW or any subsidiary or former subsidiary of the Company or CFW. Each of the Company and CFW agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to
                                      -----------
the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated March 16, 2000 (the "Confidentiality
                                                     ---------------
Agreement"), by and between the Company and CFW, shall apply with respect to
----------
information furnished by the Company, CFW and their respective subsidiaries and representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

     Section 5.4.  Reasonable Efforts; Notification.
                   --------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 5.4, each of the
                                              -----------
Company and CFW agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither the Company nor CFW shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the Merger and the transactions contemplated thereby. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

     (b) The Company shall give prompt notice to CFW, and CFW shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

     (c) (i) Each of the Company and CFW shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the Company and CFW agrees to use its reasonable best efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

          (ii) Except as otherwise required by United States regulatory considerations, each party will furnish to the other party copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) (collectively, "HSR Documents") between it, or any of
                                        -------------
     its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that
     (x) with respect to documents and other materials filed by or on behalf of such party with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the other party, copies will not be required to be provided to the other party and (y) with respect to any HSR Documents (A) that contain any information which, in the reasonable judgment of such party's counsel, should not be furnished to the other party because of antitrust considerations or (B) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of such party to furnish any such HSR Documents to the other party shall be satisfied by the delivery of such HSR Documents on a confidential basis to the other party's counsel pursuant to a confidentiality agreement in form and substance reasonably satisfactory to each party.

          (iii) Nothing contained in this Agreement shall be construed so as to require CFW or the Company, or any of their respective subsidiaries or Affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any material assets or businesses of CFW, the Company or the Surviving Corporation (or to require CFW, the Company or any of their respective subsidiaries or Affiliates to agree to any of the foregoing). The obligations of each of the Company and CFW under
     Section 5.4(a) to use its reasonable best efforts with respect
     --------------
     to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this
     Section 5.4(c).
     --------------

     Section 5.5.  Fees and Expenses.
                   -----------------

     Except as provided in Article VIII, all fees and expenses incurred in
                           ------------
connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that CFW and the Company shall be responsible for 80% and 20%, respectively, of the registration fee and related printing costs incurred by the parties pursuant to Section 5.1 and Section 5.2.
                                                   -----------     -----------
The Company has delivered to CFW an estimate of the fees and expenses to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

     Section 5.6.  Public Announcements.
                   --------------------

     CFW and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior each party having had the opportunity to review and comment on such press release or public statement, except that each party may respond to questions from shareholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

    Section 5.7.  Agreement to Defend.
                  -------------------

     In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

    Section 5.8.  Plan of Reorganization.
                  ----------------------

     This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time of the Merger, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken (and will use its reasonable best efforts to prevent any Affiliate of such party from taking any actions or from causing any actions to be taken) that could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time of the Merger, none of the Company, the Combination Company, CFW or any of their controlled Affiliates shall knowingly take any action or knowingly cause any action to be taken that would reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

    Section 5.9.  Amendment of Company Disclosure Schedule.
                  ----------------------------------------

     The Company shall promptly (and, in any event, within a reasonable time prior to Closing) notify CFW of (1) any event which would render inaccurate in any material respect any portion of the Company Disclosure Schedule, or (2) any change or addition which the Company proposes to make to any portion of the

Company Disclosure Schedule. No notification made pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or to modify any sections of the Company Disclosure Schedule unless CFW specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by CFW of any condition set forth in this Agreement unless CFW specifically so agrees.

     Section 5.10.  Other Actions.
                    -------------

     Except as contemplated by this Agreement, neither CFW nor the Company shall, and neither shall permit any of its subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not
                                                               ----------
being satisfied.

                                    ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------

     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Shareholder Approval.  The Company Shareholder Approval and CFW
          --------------------
Shareholder Approval shall have been obtained.

     (b)  Nasdaq.  The shares of CFW Common Stock issuable to the Company's
          ------
shareholders pursuant to the Merger shall have been approved for trading on the Nasdaq National Market, subject to official notice of issuance.

     (c)  HSR Act; Other Approvals.  The waiting period (and any extension
          ------------------------
thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all filings required to be made prior to the Effective Time of the Merger with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time of the Merger from, any Governmental Entity, including the FCC and the SCC, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a Material Adverse Effect on CFW (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

     (d)  No Injunctions or Restraints.  No temporary restraining order,
          ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall, subject to Section 5.4, use reasonable best efforts to
                                 -----------
have any such injunction, order, restraint or prohibition vacated.

    (e)  Registration Statement Effectiveness.  The Registration Statement shall
         ------------------------------------
have become effective under the Securities Act, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

     (f)  Blue Sky Filings.  There shall have been obtained any and all material
          ----------------
permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on CFW and its subsidiaries, taken as a whole.

     Section 6.2. Conditions of CFW.
                  -----------------

     The obligation of CFW to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Compliance. The agreements and covenants of the Company to be complied
          ----------
with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and CFW shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company certifying, to the best of his knowledge, to such effect.

     (b)  Certifications and Opinion. The Company shall have furnished CFW with:
          --------------------------

          (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the shareholders of the Company;

          (ii) a certified copy of a resolution or resolutions duly adopted by the holders of two-thirds of the outstanding Company Shares approving the Merger and the transactions contemplated hereby;

          (iii) an opinion, dated the Closing Date, in customary form and substance and limitations, of Woods, Rogers & Hazlegrove PLC, counsel for the Company, dated the Closing Date, to the effect that:


               (A) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement;

               (B) The Company has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of the Company's Articles of Incorporation or Bylaws; and upon the filing by the Surviving Corporation of the Articles of Merger, the Merger shall become effective; and

               (C) The Board of Directors of the Company has taken all action required by its Articles of Incorporation or its Bylaws to approve the Merger and to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the Board of Directors and the shareholders of the Company have taken all action required by the Company's Articles of Incorporation and Bylaws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief.

   (c)  Representations and Warranties True. The representations and warranties
        -----------------------------------
of the Company contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and CFW shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company so certifying to the best of his knowledge.

    (d)  Company Affiliate Letters.  Within five business days of the signing of
         -------------------------
this Agreement, CFW shall have received from the Company a list of such Persons, if any, that the Company, after discussions with counsel for the Company, believes may be "Affiliates" of the Company, within the meaning of Rule 145 of the SEC pursuant to the Securities Act ("Affiliates"). At or prior to the time
                                         ----------
of filing of the Registration Statement, the Company shall deliver or cause to be delivered to CFW an undertaking by each Affiliate in form satisfactory to CFW that no shares of CFW Common Stock received or to be received by such Affiliate pursuant to the Merger will be sold or disposed of except pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act or another exemption from registration under the Securities Act.

    (e)  Dissenting Shares.    Notwithstanding anything in this Agreement to the
         -----------------
contrary, holders of no more than five (5) percent of the Company Shares shall demand appraisal for their Company Shares in accordance with the VSCA.

    (f)  Tax Opinion. CFW shall have received an opinion of Hunton & Williams to
         -----------
the effect that for Federal income tax purposes and conditioned upon certain representations of the Company and CFW as to certain customary facts and circumstances regarding the Merger: (i) the Merger will qualify as a

"reorganization" within the meaning of Section 368(a) of the Code, (ii) each of the Company and CFW are parties to the reorganization within the meaning of
Section 368(b) of the Code and (iii) no gain or loss will be recognized by the Company or CFW as a result of the Merger.

     (g) Consents; Related Matters. CFW shall have received evidence, in form
         --------------------------
and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are reasonably necessary in connection with the transactions contemplated hereby have been obtained.


     (h)  No Litigation.  There shall not be pending or threatened by any
          -------------
Governmental Entity any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success)
(i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from CFW or any of its subsidiaries any damages that are material in relation to CFW and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its subsidiaries of any material portion of the business or assets of the Company, CFW or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, CFW or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its respective subsidiaries.

    (i)  Company Operations. Except as set forth on Exhibit D, since December
         ------------------                         ---------
31, 1999, the Company (1) shall have conducted its business only in the ordinary course and in accordance with Section 4.1 and shall have maintained and
                              -----------
preserved its organization, goodwill and properties, and (2) shall not have made any material change to the Company Financial Statements, except as required by the operation of the business in the ordinary course or to conform to GAAP, or prepaid any indebtedness, changed depreciation or amortization methods, delayed incurring budgeted expenses or deviated from usual and customary terms with suppliers, lessors, customers or buyers.

     (j)  Company Salary Continuation Plan Agreements.  Each of the Company's
          -------------------------------------------
executives who have entered into a Salary Continuation Plan Agreement with the Company (the "Salary Agreement") shall have agreed to waive the "change of
              ----------------
control" provision of his Salary Agreement and shall have entered into an amendment to the Salary Agreement substantially in the form attached hereto as Exhibit E.
---------

     (k)  Transfer Restrictions. The Company shall have caused each of the
          ---------------------
Company shareholders listed on Exhibit F to agree to the transfer restrictions
                               ---------
set forth on Exhibit F with respect to the shares of CFW Common Stock received
             ---------
by such shareholders in the Merger.

     Section 6.3.  Conditions of the Company.
                   -------------------------

     The obligation of the Company to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Compliance. The agreements and covenants of CFW to be complied with or
          ----------
performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of CFW by the chief executive officer and the chief financial officer of CFW certifying, to the best of his knowledge, to such effect.

     (b)  Certifications and Opinion. CFW shall have furnished the Company with:
          --------------------------

          (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of CFW approving this Agreement and consummation of the Merger and the transactions contemplated hereby, including the issuance, listing and delivery of the shares of CFW Common Stock pursuant hereto;

          (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the outstanding shares of CFW Common Stock and then outstanding shares of CFW Preferred Stock entitled to vote voting together as one voting group approving the Merger, the issuance of the shares of CFW Common Stock in the Merger, and the transactions contemplated hereby;

          (iii) a favorable opinion, dated the Closing Date, in customary form and substance and limitations, of Hunton & Williams, counsel for CFW to the effect that:

               (A) CFW is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; CFW has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of CFW's Articles of Incorporation or Bylaws;

               (B) The Board of Directors of CFW has taken all action required under the VSCA, its Articles of Incorporation or its Bylaws to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the CFW Shareholder Approval has been obtained; and this Agreement is a valid and binding agreement of CFW enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief;

               (C) The Combination Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; the Combination Company has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of the Combination Company's Articles of Incorporation or Bylaws;

               (D) The Board of Directors of the Combination Company has taken all action required under the VSCA, its Articles of Incorporation and its Bylaws to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the Board of Directors and sole shareholder of the Combination Company has taken all action required by the VSCA and the Combination Company's Articles of Incorporation and Bylaws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of the Combination Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief;

               (E) The shares of CFW Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued and delivered as contemplated hereby, will have been legally and validly issued and will be fully paid and non-assessable and such shares of CFW Common Stock have been registered under the Securities Act of 1933.

     (c) Representations and Warranties True. The representations and warranties
         -----------------------------------
of CFW contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of CFW by the chief executive officer and the chief financial officer of CFW so certifying to the best of his knowledge.

     (d)  Tax Opinion.  The Company shall have received an opinion of Hunton &
          -----------
Williams, to the effect that for Federal income tax purposes and conditioned upon certain representations of the Company and CFW as to certain customary facts and circumstances regarding the Merger: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; (ii) each of the Company and CFW are parties to the reorganization within the meaning of
Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the shareholders of the Company upon the receipt by them of shares of CFW Common Stock in exchange for their Company Shares pursuant to the Merger.

     (e)  No Litigation.  There shall not be pending or threatened by any
          -------------
Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, or any of its subsidiaries any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its subsidiaries of any material portion of the business or assets of the Company, CFW or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, CFW or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

     (f) Employment and Stock Option Agreements. As of the Closing Date, CFW and
         --------------------------------------
the Company shall have entered into (a) the employment arrangements with Mr. J. Allen Layman substantially in the form attached hereto as Exhibit G, and (b)
                                                          ---------
agreements providing for CFW stock options to be issued to each of Mike Layman, Charles Richardson, Chris Foster, Tom Orr and Dan Overstreet as set forth on Exhibit G.
---------

                                   ARTICLE VII


                       TERMINATION, AMENDMENT AND WAIVER

      Section 7.1.  Termination.
                    -----------

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company and
CFW:

     (a)  by mutual written consent of CFW, Combination Company and the Company;

     (b)  by either CFW or the Company:

          (i) if the Company Shareholder Approval is not attained upon a vote at duly held meetings of shareholders of the Company or at any adjournment thereof;

          (ii) if the CFW Shareholder Approval is not attained upon a vote at duly held meetings of shareholders of the CFW or at any adjournment thereof;

          (iii) if any court of competent jurisdiction or any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

          (iv) if the Merger shall not have been consummated on or before December 31, 2000, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

     (c) by CFW, if the Company breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by the Company of notice of breach or by the date specified in Section
                                                               -------
7.1(b)(iv);
----------

     (d) by the Company, if CFW breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by CFW of notice of breach or by the date specified in Section
                                                       -------
7.1(b)(iv); and
----------

     (e) if the Board of Directors of the Company recommends a Superior Proposal to the shareholders of the Company for their approval, by CFW within 30 days thereafter.

     Section 7.2.  Effect of Termination.
                   ---------------------

     In the event of termination of this Agreement by either the Company or CFW as provided in Section 7.1, this Agreement shall forthwith become void and have
               -----------
no effect, without any current or future liability or obligation on the part of CFW or the Company, other than the confidentiality provisions of Section 5.3 and
                                                                 -----------
the provisions of Section 5.5 and Section 8.1.  Any termination of this
                  -----------     -----------
Agreement pursuant to Section 7.1 hereof shall not relieve any party hereto for
                      -----------
liabilities related to any breach of any of its representations, warranties, covenants or agreements in this Agreement, which right to recover damages shall be in addition to (and not exclusive of) any other remedy at law or in equity available to any party, provided that the Company Termination Fee set forth in
Section 8.1 hereof shall be the exclusive remedy for matters covered by such
-----------
Section.

     Section 7.3.  Amendment.
                   ---------

     This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company and CFW; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 7.4.  Extension; Waiver.
                  -----------------

     At any time prior to the Effective Time of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.3,
                                                                    -----------
waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      Section 7.5.  Procedure for Termination, Amendment, Extension or Waiver.
                    ---------------------------------------------------------

     A termination of this Agreement pursuant to Section 7.1, an amendment of
                                                 -----------
this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
                           -----------
Section 7.4 shall, in order to be effective, require in the case of CFW or the
-----------
Company, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                   ARTICLE VIII

                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

     Section 8.1.  No Solicitation.
                   ---------------

     (a) Following the execution of this Agreement and before the Closing Date (the "Restricted Period"), the Company and its subsidiaries shall not, and will
      -----------------
use its best efforts to cause each officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of the Company or any of its subsidiaries ("Representatives") not to, directly
                                         ---------------
or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Takeover Proposal, (iii) seek to sell or otherwise dispose of shares of capital stock of the Company or any portion of the Company assets to any third party, or enter into any agreements with any third party with respect to such a sale or disposition, or (iv) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "Takeover Proposal" means (i) any proposal or offer, other than a
            -----------------
proposal or offer by CFW or any of its affiliates, for a merger, share exchange or other business combination involving the Company (ii) any proposal or offer, other than a proposal or offer by CFW or any of its affiliates, to acquire from the Company or any of its affiliates in any manner, directly or indirectly, a greater than 10% voting or equity interest in the Company or the acquisition of a material amount of the assets of the Company and its subsidiaries, taken as a whole, including an investment in or acquisition of securities of a subsidiary of the Company, to the extent so material, or (iii) any proposal or offer, other than a proposal or offer by CFW of any of its affiliates, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise more than 10% of the Company Shares then outstanding.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to CFW, the approval or recommendation by the Board of Directors of the Company or any such committee of the Merger or this Agreement or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal.

     (c) Notwithstanding anything herein to the contrary, in the event that after the date of this Agreement, the Company receives a bona fide, unsolicited written Takeover Proposal that constitutes a Superior Proposal, for a period of ten (10) business days following the Company's receipt of such Superior Proposal the Company may furnish information to such third party and may enter into discussions relating to such Superior Proposal if the Company has fully and completely complied with this Section 8.1. Within ten (10) business days of the
                              -----------
end of such ten business day period, the Board of Directors of the Company shall determine whether or not it will recommend a Superior Proposal to the shareholders of the Company for their approval. A "Superior Proposal" shall mean
                                                   -----------------
a Takeover Proposal regarding which (i) the Board of Directors of the Company, in its good faith judgment and after consultation with its financial advisors, believes is materially more favorable from a financial point of view to the shareholders of the Company than the proposal set forth in this Agreement (ii) the Company has received a written opinion of its outside legal counsel that failure to take such action in response to such a proposal is reasonably likely to constitute a breach by the Board of Directors of the Company of its fiduciary duties under applicable law, (iii) the Company has received from such third party an executed confidentiality agreement with terms not less favorable to the Company than those contained in the Confidentiality Agreement with CFW, and (iv) the Company has complied with this Section 8.1.

     (d) If the Company receives a Takeover Proposal, or a request for nonpublic information relating to the Company (or any of its subsidiaries) or for access to the properties, books or records of the Company (or any of its subsidiaries) by any Person who is considering making or has made a Takeover Proposal, the Company shall immediately inform CFW orally and shall as promptly as practicable (and in any event within one business day) inform CFW in writing of the terms and conditions of such proposal and the identity of the person making it, forwarding a copy of any written communications relating thereto. The Company will keep CFW fully informed on as prompt a basis as is practicable of the status and details of any such Takeover Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. The Company will immediately cease and cause its subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, except that it shall use its best efforts to cause any such parties in possession of confidential information about the Company (or its subsidiaries) that was furnished by or on behalf of the Company (or its subsidiaries) in connection with any of the foregoing to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it (or its subsidiaries) is a party. The Company shall use reasonable efforts to ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banking firm or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this Section 8.1.
                                        -----------

     (e)  In the event (i) CFW terminates this Agreement in accordance with
Section 7.1(e) hereof, (ii) this Agreement terminates as a result of, following the Company's receipt of a Takeover Proposal, the shareholders of the Company failing to give any required approval of the Merger and the transactions contemplated hereby upon a vote at a duly held meeting of the shareholders of the Company or at an adjournment thereof or (iii) the Company agrees to a Takeover Proposal within 12 months after the termination of this Agreement with any third party with whom the Company or any person acting on its behalf had contact in violation of this Section 8.1 during the term of this Agreement, the Company agrees to pay to CFW in immediately available funds $2,500,000 (the "Termination Fee"), which amount the parties agree will constitute liquidated
 ---------------
damages for all costs, expenses and damages incurred by CFW as a result hereof. Payment of the Termination Fee shall be made within one (1) business day following the event causing payment of such fee. If the Company does not pay the Termination Fee within such one (1) day period, the Company shall pay CFW's costs and expenses (including legal fees and expenses) reasonably incurred in connection with any actions taken to collect such payment, together with interest thereon.

    Section 8.2.  CFW Board.
                  ---------

     As of the Closing Date, CFW shall increase the number of its Board of Directors to include two designees of the Company (the "Company Designees").
                                                        -----------------
The initial Company Designees shall be J. Allen Layman and John B. Williamson, III.

    Section 8.3.  Expense Reimbursements.
                  ----------------------

     In the event this Agreement is terminated pursuant to Section
                                                           -------
7.1(b)(ii), CFW agrees to reimburse the Company for the Company's reasonable
--------------
out-of-pocket costs (including fees and expenses of attorneys, accountants and financial advisors) incurred in connection with the Letter of Agreement between the Company and CFW, dated May 17, 2000, this Agreement and the Merger, not to exceed $500,000.

     Section 8.4.  Employee Benefits.
                   -----------------

     Following the Merger, for purposes of determining eligibility and vesting under CFW's employee benefit plans (including health insurance and vacation plans), an employee's period of employment with the Company shall count as service with CFW, but will not count in determining the level of benefits under CFW's defined benefit pension plan.

     Section 8.5.  Reserved Company Shares.
                   -----------------------

     As of the Closing Date, the Company will have taken appropriate action to release the excess 436 shares presently reserved for issuance in connection with the 1981 merger transaction.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 9.1.  Indemnification of CFW and the Surviving Corporation.
                   ----------------------------------------------------

     Subject to the limitations set forth in Section 9.4 and Section 9.6, CFW
                                             -----------     -----------
and the Surviving Corporation and each of their respective officers, directors, employees and agents (the "CFW Indemnified Parties") shall be entitled to
                           -----------------------
indemnification and reimbursement from the Escrow Shares in accordance with the terms of this Section 9.1, Section 2.3, and the Escrow Agreement for any and all
              -----------  -----------
Escrow Losses imposed upon or incurred by any CFW Indemnified Party.  "Escrow
                                                                       ------
Losses" means (i) any and all damages, costs, expenses, claims and liabilities
------
arising out of, attributable to, or resulting from any inaccuracy or breach of the representations and warranties made by the Company under Sections 3.1(l),
                                                             ---------------
3.1(s), 3.1(t) or 3.1(u) herein and (ii) amounts paid to or for the account of
------  ------    ------
the Shareholders' Representative in accordance with Section 9.5(b) below.
                                                    --------------
Escrow Losses shall be determined (i) net of any tax benefit directly realized or realizable by the CFW Indemnified Parties by reason of the facts and circumstances giving rise to the liability; and (ii) net of any insurance proceeds received or receivable by the CFW Indemnified Parties in connection with the facts giving rise to the right of indemnification.

     Section 9.2.  Notice and Control of Litigation.
                   --------------------------------

     (a) If any action, claim, suit or litigation is asserted in writing by a third party against a CFW Indemnified Party which would give rise to a claim under Section 9.1 ("Third Party Claim"), CFW shall promptly notify (the
      -----------  --------------------
"CFW Indemnification Notice") the Shareholders' Representative in writing
---------------------------
of the commencement or assertion of such Third Party Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice. The Shareholders' Representative, on behalf of the former Company shareholders, shall have the right to monitor the defense of such Third Party Claim (with the defense of such Third Party Claim being controlled by CFW) and engage counsel for that limited purpose at the consent of CFW (not to be unreasonably withheld). CFW may settle such Third Party Claim with the written consent of the Shareholders' Representative (not to be unreasonably withheld). Further, if the Shareholders' Representative reasonably determines that Escrow Losses that may be incurred may exceed either the individual or aggregate threshold of the Basket Amount (as defined below), the Shareholders' Representative shall have the right to employ separate counsel and participate in the defense of such Third Party Claim. CFW agrees to defend the Third Party Claim consistent with the manner in which a reasonably prudent person would defend such a claim absent the availability of indemnification.

    Section 9.3.  Notice of Claim.
                  ---------------

     If a CFW Indemnified Party becomes aware of any claims then made or threatened which may result in Escrow Losses ("CFW Indemnification Claims,"
                                               --------------------------
together with Third Party Claims, "Indemnification Claims"), the CFW Indemnified
                                   ----------------------
Party shall notify the Shareholders' Representative in writing of the same promptly after becoming aware of such claims, specifying and substantiating in detail the circumstances and facts that give rise to a claim under Section 9.1.
                                                                   ------------

Should the CFW Indemnified Party fail to promptly notify the Shareholders' Representative, such failure shall not affect the right to indemnification hereunder except to the extent of actual prejudice.

      Section 9.4.  Limitation of Liability.
                    -----------------------

     Notwithstanding anything herein to the contrary, the CFW Indemnified Parties shall not be entitled to indemnification unless and until the amount of all Escrow Losses incurred by the CFW Indemnified Parties exceeds the lesser of $100,000 per individual item or $500,000 in the aggregate (the "Basket Amount");
                                                                -------------
except in the event of an individual Escrow Loss of $100,000 or more, the CFW Indemnified Parties will be indemnified for the excess over $100,000 even though aggregate Escrow Losses have not exceeded $500,000 (which excess shall not be counted against the $500,000 threshold). In determining whether an individual claim for an inaccuracy or breach of Section 3.1(l) exceeds $100,000, claims
                                     --------------
relating to different tax years will not be aggregated.

      Section 9.5.  Shareholders' Representative.
                    ----------------------------

     (a) Approval of this Agreement by the Company shareholders shall constitute ratification of the irrevocable appointment of the Shareholders' Representative as their agent with respect to, and with the full power to resolve, all questions, disputes, conflicts and controversies concerning Indemnification Claims, to authorize the payments of amounts held under the Escrow Agreement for expenses and Indemnification Claims, to defend, negotiate and/or settle such claims, to employ such agents, consultants and professionals, to delegate authority to his agents, and to take such actions, to grant such consents and waivers and to execute such documents on their behalf in connection with Article IX of this Agreement and the Escrow Agreement as the Shareholders' Representative, in his discretion, deems best. For purposes of this Article IX,
                                                                     ----------
the CFW Indemnified Parties may rely upon written directions and notices received from the Shareholders' Representative with respect to the matters described herein. In the event the Shareholders' Representative ceases to be able to perform his duties as such as a result of his death, incapacity or resignation, The Layman Family, L.L.C., shall designate an individual to serve as his successor and to assume all of his duties and obligations hereunder and shall so notify CFW in writing of any such designation. The parties acknowledge and agree that John F. Kilby, or any successor designated pursuant to this
Section 9.5, is acting as Shareholders' Representative for the shareholders of
-----------
the Company for the limited administrative purposes set forth herein and nothing in this Agreement or the Escrow Agreement is intended to, nor shall, impose any personal liability on John F. Kilby, or any other Person who serves as Shareholders' Representative. At any time, shareholders who held immediately prior to Closing a majority of the Company Shares may remove or replace the person serving as the Shareholders' Representative and name a substitute for such person by joint written notice to CFW.

     (b) CFW shall pay to and reimburse the Shareholders' Representative's reasonable costs and expenses, and the reasonably incurred costs, expenses and fees of his agents, consultants and professionals, arising out of the performance of his duties as Shareholders' Representative. Amounts paid by CFW shall be subject to reimbursement as an Escrow Loss.

     (c) CFW shall provide the Shareholders' Representative with access to or copies of any information contained in the records of CFW, its subsidiaries and its independent accountants and other agents that is relevant to Indemnification Claims, and shall otherwise provide the Shareholders' Representative with such information and assistance as he may reasonably request, including making employees available on a mutually convenient basis.

     Section 9.6. Survival of Representations and Warranties.
                  ------------------------------------------

     The representations and warranties contained in Section 3.1(l), Section
                                                     --------------  -------
3.1(s), Section 3.1(t) and Section 3.1(u) herein shall survive the Closing Date
------  --------------     --------------
for a period of three (3) years following the filing of the Company's federal income tax return for the last period covering the Company's operations prior to the Merger or April 15, 2004, whichever first occurs. Any Indemnification Claim shall only be effective if written notice of such Indemnification Claim shall have been given in writing to the Shareholders' Representative within the time period prescribed in the foregoing sentence. Any Indemnification Claim for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

     Section 9.7.  Exclusive Remedy.
                   ----------------

     Except as to claims arising out of fraud, as to which the limitations on liability contained in this Article shall not apply to the Person involved, on and after the Effective Time of the Merger, CFW's remedy at law for a breach of this Agreement or for any other claim arising out of the transactions contemplated hereby shall be exclusively the right of indemnification under the provisions of this Article IX and the Escrow Agreement, and CFW hereby waives, releases and agrees not to assert any other remedy for damages, including, without limitation, common law and statutory rights. Claims for indemnification shall be satisfied solely from the Escrow Shares.


                                    ARTICLE X


                               GENERAL PROVISIONS

     Section 10.1.  Notices.
                    -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Company, to

                          R&B Communications, Inc.
                          P. O. Box 174
                          Daleville, Virginia 24083
                          Attention:  J. Allen Layman
                          Facsimile:  (540) 966-2299

          with a copy to:

                          Woods, Rogers & Hazlegrove PLC
                          10 S. Jefferson Street, Suite 1400
                          Roanoke, Virginia 24011
                          Attention:  Talfourd H. Kemper
                          Facsimile:  (540) 983-7711

     (b)  if to CFW, to
                          CFW Communications Company
                          401 Spring Lane, Suite 300
                          P.O. Box 1990
                          Waynesboro, Virginia 22980
                          Attention:  James S. Quarforth
                          Telephone:  (540) 946-3520
                          Facsimile:  (540) 946-3539

          with a copy to:

                          Hunton & Williams
                          Bank of America Plaza, Suite 4100
                          600 Peachtree Street, N.E.
                          Atlanta, Georgia 30308-2216
                          Attention:  David M. Carter
                          Telephone:  (404) 888-4246
                          Facsimile:  (404) 888-4190

      Section 10.2.  Definitions.
                     -----------

     For purposes of this Agreement:

     (a)  "knowledge" means, with respect to any matter stated herein to be "to
           ---------
the Company's knowledge," or similar language, the knowledge of the officers of the Company, after due inquiry.

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

     (b)  "Material Adverse Change" shall mean, with respect to any entity or
           -----------------------
group of entities, a material adverse change on the business, operations, assets, liabilities, financial condition or results of operations of such entity or group of entities taken as a whole, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating to the industries in which the Company or CFW operate and not specifically relating to the Company or CFW, (iii) resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby or any change in the value of Company or CFW Common Stock relating to such execution or announcement or any change relating to other acquisitions or divestitures involving CFW and disclosed to R&B prior to the date hereof, (iv) with respect to CFW, consistent with current trends identified as such in reports previously filed with the SEC, or (v) identified in CFW's or the Company's year 2000 business plan or the Company Budget, as applicable.

     (c)  "Material Adverse Effect" shall mean, with respect to any entity or
           -----------------------
group of entities, a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of such entity or group of entities taken as a whole, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating to the industries in which the Company or CFW operate and not specifically relating to the Company or CFW, or (iii) resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby or any change in the value of Company or CFW Common Stock relating to such execution or announcement or any change relating to other acquisitions or divestitures involving CFW and disclosed to R&B prior to the date hereof, (iv) with respect to CFW, consistent with current trends identified as such in reports previously filed with the SEC, or (v) identified in CFW's or the Company's year 2000 business plan or the Company Budget, as applicable.

     (d)  "Person" means an individual, corporation, partnership, joint venture,
           ------
limited liability company, association, trust, unincorporated organization or other entity; and

     (e)  a "subsidiary" of a Person means any corporation, partnership or other
             ----------
legal entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such first mentioned Person.

     Section 10.3.  Interpretation.
                    --------------

     When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 10.4.  Counterparts.
                    ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.5.  Entire Agreement; No Third-Party Beneficiaries.
                    ----------------------------------------------

     This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

    Section 10.6.  Governing Law.
                   -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    Section 10.7.  Assignment.
                   ----------

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 10.8.  Enforcement of the Agreement.
                   ----------------------------

     (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the Western District of the Commonwealth of Virginia, this being in addition to any other remedy to which they are entitled at law or in equity.

     (b) If either party breaches its obligations under this Agreement, such party shall pay the costs and expenses (including legal fees and expenses) reasonably incurred by any other Person obtaining successful disposition in connection with actions taken to enforce this Agreement.

     Section 10.9.  Severability.
                    ------------

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, CFW, Combination Company and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              CFW COMMUNICATIONS COMPANY


                              By: ______________________________________
                              Name:
                              Title:



                              R&B COMBINATION COMPANY


                              By: ______________________________________
                              Name:
                              Title:



                              R&B COMMUNICATIONS, INC.


                              By:______________________________________
                              Name:
                              Title:



                              SHAREHOLDERS' REPRESENTATIVE


                              _______________________________________________
                              John F. Kilby, in his capacity as Shareholders' Representative as herein defined, but not individually

                                       51